Exhibit 99.1

ELLEN FAGIN and JUDITH FAGIN,	SUPERIOR COURT OF NEW JERSEY
derivatively on behalf of MERCK & CO., INC.,	LAW DIVISION: ATLANTIC COUNTY
a New Jersey Corporation,

Plaintiffs,

DOCKET No. ATL-L-3406-07-MT

vs.

EDWARD M. SCOLNICK, et al.,	CASE No. 619
Defendants,

-and-	CIVIL ACTION

MERCK & COMPANY, INC., a New Jersey Corporation,

Nominal Defendant.

NOTICE OF PENDENCY OF SHAREHOLDER DERIVATIVE ACTIONS AND
PROPOSED SETTLEMENT
TO:	ALL HOLDERS OF MERCK & COMPANY, INC. COMMON STOCK AS OF NOVEMBER 5, 2009.
PLEASE READ THIS NOTICE CAREFULLY AND COMPLETELY. YOUR RIGHTS MAY BE AFFECTED BY THIS NOTICE.
THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTIONS AND CLAIMS ASSERTED THEREIN ON BEHALF OF MERCK.
PURPOSE OF THIS NOTICE
     1. This Notice is given pursuant to Rule 4:32-2(e) of the New Jersey Rules of Court and by an Order of the Superior Court of New Jersey following the execution of a Stipulation of Settlement signed by the parties on February 1, 2010 (the “Stipulation”). The purpose of the Notice is to advise you that shareholder derivative lawsuits are now pending in this Court and the U.S. Court of Appeals for the Third Circuit, and that the parties thereto have reached a proposed settlement (the “Settlement”) which would resolve these actions against Defendants H. Brewster Atwater, Jr., Erskine B. Bowles, Sir Derek Birkin, Lawrence A. Bossidy, William G. Bowen,

Johnetta B. Cole, William M. Daley, Lloyd C. Elam, Charles E. Exley, Jr., Niall Fitzgerald, Kenneth C. Frazier, Raymond V. Gilmartin, William B. Harrison, Richard C. Henriques, Jr., William N. Kelley, Rochelle B. Lazarus, Judith C. Lewent, Mary M. McDonald, Heidi G. Miller, Edward M. Scolnick, Thomas E. Shenk, Anne M. Tatlock, Samuel O. Thier, Dennis Weatherstone, Wendell P. Weeks, and Peter C. Wendell (collectively, the “Individual Defendants”), and Merck & Co., Inc. and Merck Sharp & Dohme Corp. on behalf of the entity formerly known as Merck & Co., Inc. and named as Nominal Defendant (together “Merck”) on the terms and conditions summarized in this Notice and set forth in the Stipulation. A Final Hearing will be held on March 22, 2010 at 10 a.m., before the Honorable Carol E. Higbee, Superior Court of New Jersey, Atlantic County Civil Courthouse, Courtroom 3D, 1201 Bacharach Boulevard, Atlantic City, NJ 08401 to consider the fairness, reasonableness and adequacy of the Settlement, and Plaintiffs’ Counsel’s request for an award of attorneys’ fees and reimbursement of expenses.
     2. This Notice is not an expression of any opinion by the Court as to the merits of any claims or defenses asserted by any party in the Actions, or the fairness, reasonableness or adequacy of the proposed settlement.
DEFINITIONS
     3. “Actions” means Fagin v. Scolnick et. al., Docket No. ATL-L-3406-07-MT (N.J. Super. Ct.) and In re Merck & Co., Inc. Consolidated Derivative Litig., No. 08-3158 (3d Cir.) originally pending in the District Court as In re Merck & Co., Inc. Derivative & ERISA Litig., Civil Action No. 05-2368 (SRC), MDL No. 1658 (SRC), Civil Action No. 05-1151 (SRC) (D.N.J.)

     4. “AG Settlement” means the Stipulated General Judgment in State of Oregon ex rel. Hardy Myers v. Merck & Co., Inc., Case No. 08C16426 (Or. Cir. Ct., Marion Cty.), filed May 20, 2008.
     5. “Alternative Judgment” means an order and final judgment in a form other than that provided in the Order and Final Judgment.
     6. “Board” means the Board of Directors of Merck.
     7. “Court” means the Superior Court of New Jersey, Atlantic County.
     8. “CMO” means Chief Medical Officer at Merck & Co., Inc.
     9. “Defendants” means Nominal Defendant Merck & Co., Inc. and the Individual Defendants, collectively.
     10. “District Court” means the United States District Court for the District of New Jersey.
     11. “Effective Date” means the first date by which all of the events and conditions specified in Paragraph 15 of the Stipulation have been met and have occurred.
     12. “Federal Action” means In re Merck & Co., Inc. Consolidated Derivative Litig., No. 08-3158 (3d Cir.), originally pending in the District Court as In re Merck & Co., Inc. Derivative & ERISA Litig., Civil Action No. 05-2368 (SRC), MDL No. 1658 (SRC), Civil Action No. 05-1151 (SRC) (D.N.J.).
     13. “Federal Plaintiffs” means the Plaintiffs in the Federal Action.
     14. “Fee and Expense Award” means the amount of attorneys’ fees and expenses as the Court may award to Plaintiffs’ Counsel.
     15. “Final” means that an Order is no longer subject to reversal, modification or amendment. For the purposes hereof an Order shall become “Final” upon the expiration of any time for appeal or review of such Order, or, if any appeal, motion for re-argument or reconsideration is timely filed and not dismissed, after such appeals or motions are decided without causing a material change in the Order, or after such Order is upheld on appeal and is no longer subject to review upon appeal.
     16. “Final Hearing” means the hearing, after notice and preliminary approval, held by the Court to: (a) determine whether to approve the Settlement of the Actions on the terms as set forth in the Stipulation; (b) determine the amount of fees and expenses to be awarded to Plaintiffs’ Counsel in connection with the Settlement; and (c) rule upon any other matters that come before the Court.
     17. “Individual Defendants” means H. Brewster Atwater, Jr., Erskine B. Bowles, Sir Derek Birkin, Lawrence A. Bossidy, William G. Bowen, Johnetta B. Cole, William M. Daley, Lloyd C. Elam, Charles E. Exley, Jr., Niall Fitzgerald, Kenneth C. Frazier, Raymond V. Gilmartin, William B. Harrison, Richard C. Henriques, Jr., William N. Kelley, Rochelle B. Lazarus, Judith C. Lewent, Mary M. McDonald, Heidi G. Miller, Edward M. Scolnick, Thomas E. Shenk, Anne M. Tatlock, Samuel O. Thier, Dennis Weatherstone, Wendell P. Weeks, and Peter C. Wendell.
     18. “Individual Defendants’ Counsel” means the law firms of Willkie Farr & Gallagher LLP; Sills Cummis & Gross P.C.; Conrad O’Brien PC; Schulte Roth & Zabel LLP; Lowenstein Sandler PC; and McDermott Will & Emery LLP.
     19. “Merck Counsel” means the law firms of Cravath, Swaine & Moore LLP and Hughes Hubbard & Reed LLP.

     20. “Merck” or the “Company” means both Merck & Co., Inc. and Merck Sharp & Dohme Corp collectively, as well as their affiliates, subsidiaries, predecessors, successors in interest, and assigns.
     21. “Merck & Co., Inc.” means the combined entity that now operates as a result of the merger between the entity formerly known as Merck & Co., Inc. and Schering-Plough Corporation.
     22. “Merck Common Stock” means the common stock of Merck & Company, Inc.
     23. “Merck Shareholders” mean all record owners of Merck Common Stock as of November 5, 2009, acting solely in their capacity as shareholders.
     24. “Merck Sharp & Dohme Corp.” means the company formerly known as Merck & Co. Inc., which is now a wholly owned subsidiary of Merck & Co., Inc., the combined entity that now operates as a result of the Merger.
     25. “Merger” means the merger between the entity formerly known as Merck & Co., Inc. and Schering-Plough Corporation completed on November 3, 2009. The combined entity now operates under the name of Merck & Co., Inc.; the company formerly known as Merck & Co., Inc. was merged into a subsidiary of Schering-Plough and changed its name to Merck Sharp & Dohme Corp. Schering-Plough changed its name to Merck & Co., Inc.
     26. “Notice” means the Notice of Pendency of Shareholder Derivative Actions and Proposed Settlement.
     27. “Order and Final Judgment” means the proposed order to be entered approving the Settlement.
     28. “Order of Voluntary Dismissal with Prejudice” means the proposed order to be entered voluntarily dismissing the Federal Action.

     29. “Parties” means Plaintiffs, Nominal Defendant Merck, and the Individual Defendants.
     30. “Person” means an individual, corporation, limited liability corporation, professional corporation, limited liability partnership, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, and/or assignees.
     31. “Plaintiffs” means Plaintiffs in the State Action, Ellen Fagin and Judith Fagin, who bring their claims derivatively on behalf of Merck & Co., Inc., and Plaintiff in the Federal Action, Halpert Enterprises, Inc., which brings its claims derivatively on behalf of Merck & Co., Inc.
     32. “Plaintiffs’ Counsel” means Abraham, Fruchter & Twersky, LLP; Kantrowitz, Goldhamer & Graifman, P.C.; Coughlin Stoia Geller Rudman & Robbins LLP; Cohn Lifland Pearlman Herrmann & Knopf LLP; Garwin Gerstein & Fisher, LLP; Robbins Umeda, LLP; Whatley Drake & Kallas LLC; and Lemmon Law Firm LLC.
     33. “Plaintiffs’ Lead Counsel” means Abraham, Fruchter & Twersky, LLP, lead counsel for the plaintiffs in the State Action.
     34. “Preliminary Approval Order” means an order of the Court preliminarily approving the Settlement and directing notice thereof.
     35. “Released Parties” means each and all of the Defendants and their current or former respective agents, attorneys, officers, directors, employees, subsidiaries, affiliates, stockholders, heirs, executors, representatives, parents, predecessors, successors, assigns, trusts, and other individual or entity in which it, he or she has a controlling interest or which is related to or affiliated with any of them or any of the Parties listed above; Merck Counsel; Individual Defendants’ Counsel; Plaintiffs; Plaintiffs’ Counsel; and anyone that could have been named as a Party to the Actions regardless of whether such Party was ever named.
     36. “Releasing Parties” means Merck, Merck Shareholders and Plaintiffs (individually, on behalf of all Merck Shareholders and derivatively on behalf of Merck) and their heirs, executors, administrators, successors and assigns and all persons acting in concert with such person.
     37. “Settled Claims” means any and all claims, rights or causes of action or liabilities whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation (whether foreign or domestic), including both known claims and Unknown Claims (as defined below), accrued claims and not accrued claims, foreseen claims and unforeseen claims, matured claims and not matured claims, suspected or unsuspected, fixed or contingent and whether or not concealed or hidden, that have been or could have been asserted from the beginning of time to the Effective Date of the Settlement in the Actions in any forum, derivatively or by the Company directly, or in any other derivative action, (i) by the Releasing Parties against the Released Parties or (ii) by the Released Parties against the Releasing Parties, which arise out of or relate in any way to the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, referred to or that could have been asserted in the Actions, or that arise out of or relate in any way to the resolution of the Actions including the Stipulation and Settlement and any actions or inactions relating thereto. This definition of Settled Claims excludes any and all claims to enforce the terms and conditions of the Stipulation of Settlement. Also excluded from this Settlement and its constituent releases contained in paragraphs 2, 3, and 4 are (i) any derivative claims concerning Vytorin, Zetia and/or the ENHANCE trial, which are pending in the United States District Court for the District of New Jersey or which may in the future be brought derivatively in any court in New Jersey by William Burrison, Sylvia Rose or Steven Waldman, each of whom have made demands concerning claims relating to Vytorin, Zetia and/or the ENHANCE trial, (ii) any claims asserted in the consolidated securities litigation Merck & Co., Inc., et al. v. Reynolds, et al., No. 08-905 (currently pending in the United States Supreme Court), and (iii) any claims asserted in In re Merck. & Co., Inc. Consolidated ERISA Action, 05-CV-02369-SRC-MS (D.N.J.). With respect to any and all Settled Claims, the Parties stipulate and agree that, upon the Effective Date, the Plaintiffs, Merck, all Merck Shareholders on behalf of Merck, and Individual Defendants shall be deemed to have, and by operation of the Order and Final Judgment shall have, expressly, waived with respect to the Settled Claims, the provisions, rights and benefits of §1542 of the California Civil Code, which provides: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” The Plaintiffs, Merck and Individual Defendants shall have expressly waived, and each Merck Shareholder shall be deemed to have, and by operation of the Order and Final Judgment shall have, waived, with respect to the Settled Claims, any and all provisions, rights and benefits conferred by any law of any state or territory of the United States or principle of common law which is similar, comparable or equivalent to California Civil Code §1542. The Plaintiffs, Merck and the Individual Defendants acknowledge, and the Merck Shareholders shall be deemed by operation of the Order and Final Judgment to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the Settlement of which this release is a part.
     38. “Settlement” means the settlement described by the Stipulation.

     39. “State Action” means Fagin v. Scolnick et. al., No. ATL-L-3406-07-MT (N.J. Super. Ct.).
     40. “State Plaintiffs” means the Plaintiffs in the State Action.
     41. “Unknown Claims” means any Settled Claim which any Party does not know or suspect to exist at the time of the release of the Parties which, if known by him, her or it, might have affected his, her or its decision not to object to this Settlement.
BACKGROUND OF THE FEDERAL DERIVATIVE LITIGATION
     42. In March 2004, two federal shareholder derivative complaints were filed in the United States District Court for the District of Louisiana on behalf of Merck as a nominal defendant and naming as defendants certain current and former officers and directors of the Company for alleged breaches of fiduciary duties to the Company by, inter alia, participating in the marketing of the pain medication known as VIOXX® (“Vioxx”) despite the increased risk of cardiovascular events that Vioxx allegedly posed.
     43. Additional federal shareholder derivative complaints were filed, and all such complaints were ultimately consolidated, in the United States District Court for the District of New Jersey (the “District Court”) as part of the Vioxx shareholder MDL proceedings (MDL No. 1658).
     44. On June 20, 2005, the Federal Plaintiffs (as defined below) filed a Consolidated Amended Complaint. On August 26, 2005, Merck and the Individual Defendants moved to dismiss the Consolidated Amended Complaint. On November 10, 2005, the Federal Plaintiffs filed their opposition to the motion to dismiss and on December 22, 2005, Merck and the Individual Defendants filed a reply brief in further support of the motion to dismiss.
     45. On June 27, 2005, Merck and the Individual Defendants, after negotiations with the Federal Plaintiffs, voluntarily produced documents to the Federal Plaintiffs.

     46. On May 5, 2006, the District Court granted Defendants’ motion to dismiss the consolidated federal derivative complaint, on the ground that the Federal Plaintiffs had failed to plead facts sufficient to demonstrate that demand should be excused as futile. The District Court also denied the Federal Plaintiffs’ request that they be granted leave to amend the Consolidated Amended Complaint to incorporate into their allegations additional information derived from, among other things, the documents that Merck had produced. In re Merck & Co. Sec., Derivative & “ERISA” Litig., 2006 U.S. Dist. LEXIS 27861 (D.N.J., May 5, 2006).
     47. On July 18, 2007, the United States Court of Appeals for the Third Circuit reversed the District Court’s denial of leave to amend, and remanded to the District Court for consideration of the Federal Plaintiffs’ proposed amended complaint. In re Merck & Co. Sec., Derivative & ERISA Litig., 493 F.3d 393 (3d Cir. 2007).
     48. On June 17, 2008, the District Court again dismissed the case with prejudice, holding that the Federal Plaintiffs’ proposed amended complaint did not plead facts sufficient to demonstrate that demand on the Board should be excused as futile. In re Merck & Co. Sec., Derivative & “ERISA” Litig., 2008 U.S. Dist. LEXIS 47216 (D.N.J., June 17, 2008).
     49. On July 18, 2008, one of the Federal Plaintiffs, Halpert Enterprises, Inc., filed a notice of appeal from the District Court’s June 17, 2008 order.
     50. The appeal was briefed, and on July 15, 2009, was argued before the Third Circuit.
     51. On October 22 & 30, 2009, and November 5, 2009, in light of the potential settlement in the State Action (discussed below), the parties in the Federal Action jointly requested that the Third Circuit stay the appeal in order to permit the parties to finalize and document a settlement.

     52. On November 10, 2009, the Third Circuit granted the parties’ Joint Motion to Stay Proceedings Pending Final Approval of Settlement by the New Jersey Superior Court.
BACKGROUND OF THE STATE DERIVATIVE LITIGATION
     53. On October 29, 2004, and December 10, 2004, Ellen and Judith Fagin, shareholders of Merck, acting through their counsel Jeffrey S. Abraham, Esq., wrote to Merck’s Board of Directors (the “Board”) demanding that Merck commence legal action against certain officers and any other individuals responsible for allegedly causing damage to the Company based on, inter alia, allegedly improper marketing of Vioxx (the “Fagin Demand”).
     54. The Board formed a Special Committee of the Board to examine, inter alia, the assertions made in the demand letters and to make recommendations to the Board on the appropriate disposition of shareholder demands and other requests to the Board related to Vioxx. The Special Committee retained the Hon. John S. Martin, Jr., a former U.S. District Judge and at that time an attorney with Debevoise & Plimpton LLP, to lead an investigation.
     55. On September 5, 2006, Merck made publicly available the Report of the Honorable John S. Martin, Jr. to the Special Committee of the Board of Directors of Merck & Co., Inc. Concerning the Conduct of Senior Management in the Development and Marketing of Vioxx.
     56. On December 19, 2006, based on the recommendation of the Special Committee, the Board resolved that it declined to have the Company pursue the legal action contemplated in the Fagin Demand and, on December 22, 2006, informed Mr. Abraham that it had determined to refuse the Fagin Demand.
     57. On October 11, 2007, the Fagins filed a Verified Shareholders’ Derivative Complaint (“Complaint”) in New Jersey Superior Court on behalf of Merck and naming as defendants 26 current and former officers and directors of the Company, Fagin v. Scolnick et al.,

No. ATL-L-3406-07-MT, alleging, inter alia, that the Individual Defendants breached their fiduciary duties to the Company by, inter alia, participating in the marketing of Vioxx despite the increased risk of cardiovascular events that Vioxx allegedly posed.
     58. On November 9, 2007, the Superior Court sua sponte ordered a stay of proceedings. On January 7, 2008, after conferring with Plaintiffs’ Lead Counsel (as defined below), counsel for Merck wrote to the Court on behalf of all parties seeking a status conference.
     59. The Court held a status conference on April 30, 2008. On May 8, 2008, the Court issued an Order lifting its prior stay of the proceedings, and ordering that Defendants answer the Complaint by May 15, 2008, and that Merck produce to the State Plaintiffs (as defined below) by May 30, 2008, all non-case-specific discovery produced in any state or federal action relating to Vioxx. Further, the Court ordered that if Defendants wished to stay the State Action in light of the Federal Action in District Court, that must be filed by May 30, 2008. The Court also ordered that any opposition to such a motion must be filed by June 20, 2008.
     60. On May 14, 2008, counsel for the Individual Defendants arranged a telephonic conference with the Court in which they requested an extension of time within which to move or answer with respect to the Complaint to date. Merck did not seek a similar extension for its response to the Complaint.
     61. On May 15, 2008, Merck filed an answer to the Complaint which neither affirmed nor denied any of the Complaint’s substantive allegations but submitted Merck to the jurisdiction of the Court.
     62. On May 29, 2008, in light of Merck’s answer, State Plaintiffs filed a motion seeking to have the allegations in the Complaint deemed admitted by Merck & Co., Inc.

(“Merck” or the “Company”) for purposes of this litigation. Merck opposed this motion, and in an order dated July 8, 2008, the Court denied Plaintiffs’ motion.
     63. On May 29, 2008, in accordance with the Court’s Order, Merck produced documents to the State Plaintiffs totaling nearly 42 million pages.
     64. On May 30, 2008, Merck moved to stay the State Action pending resolution of the Federal Action in the District Court. On June 18, 2008, State Plaintiffs filed their opposition to Merck’s motion to stay all proceedings in the State Action. On June 20, 2008, Merck withdrew its motion to stay all proceedings in the State Action because the District Court had dismissed the Federal Action.
     65. On or about June 26, 2008, counsel for the Individual Defendants entered into a Stipulation in which the Individual Defendants consented to service of the Summons and Complaint upon counsel being deemed effective as of May 13, 2008.
     66. On or about June 13, 2008, the Individual Defendants filed four separate motions to dismiss the Complaint. On July 28, 2008, State Plaintiffs filed their consolidated opposition to the Individual Defendants’ motions to dismiss. The Individual Defendants filed three separate reply briefs in further support of their motions to dismiss.
     67. On August 4, 2008, State Plaintiffs served Plaintiffs’ First Set of Requests for the Production of Documents.
     68. On August 22, 2008, the Court heard oral argument on the various motions to dismiss. Following completion of oral argument, the Court suggested that the parties attempt to resolve the action through mediation.
     69. In September 2008, the Court stayed the State Action to permit the parties to pursue mediation.

     70. The parties then selected a private mediator, who held an initial mediation session on January 5, 2009, which was followed by the submission of mediation statements by the parties and a two day mediation session held on February 17-18, 2009. The mediation proved unsuccessful.
     71. On September 9, 2009, following further attempts at settlement, the Court ordered that the parties complete depositions by November 15, 2009, and set trial for April 2010.
     72. Plaintiffs sought twenty-four depositions, and multiple motions were made with respect to discovery by State Plaintiffs.
     73. On October 19, 2009, Plaintiffs’ Lead Counsel and Merck’s counsel attended a settlement conference with the Court. The Parties agreed in principle on the terms of a proposed settlement, and the Court issued an order staying all proceedings in the State Action pending the documentation of the Settlement and approval by the Court.
TERMS OF THE SETTLEMENT
     74. The Settlement requires Merck to adopt the following corporate governance changes. The corporate governance changes shall be implemented by the Board of Directors of Merck upon the Effective Date of the Settlement. Unless otherwise provided, the corporate governance changes set forth herein shall be maintained by Merck for a period of not less than four (4) years from the Effective Date of this Settlement.
     a. Merck shall register clinical trials and submit results to the registry and results data bank as required by the Food and Drug Administration Amendments Act of 2007 (“FDAAA”) and any regulations promulgated pursuant to the Act.
     i. In addition to complying with FDAAA, Merck shall:

          (A) Adopt and continue to publicize internally on the Company’s intranet its procedures for compliance with FDAAA with respect to the clinical trial registry.
          (B) Retain an independent third party to review, on an annual basis beginning in 2010, the Company’s compliance with such internal procedures. The independent third party shall conduct an on-site audit and provide to Merck a report of its findings. The report or a summary thereof shall be provided to the Board of Directors.
          (C) At all times during the review, the independent third party shall not have any direct financial or ownership interest or indirect material financial or ownership interest in Merck, and shall be capable of exercising objective and impartial judgment on all issues encompassed within its review consistent with the following:
          (1) The independent third party is not independent if, at any point during the professional engagement, the independent third party has a direct financial interest or a material indirect financial interest in Merck, such as:
          (a) Investments in Merck. The independent third party is not independent when:
          (i) The independent third party or any management level employee or any principal, partner or controlling shareholder in the firm, or any of their immediate family members,

has any direct investment in Merck, such as stocks, bonds, notes, options, or other securities. The term direct investment includes an investment in Merck through an intermediary if the independent third party, covered person, or immediate family member, alone or together with other persons, supervises or participates in the intermediary’s investment decisions or has control over the intermediary;
          (ii) Any partner, principal, shareholder, or professional employee of the independent third party, any of his or her immediate family members has filed a Schedule 13D or 13G (17 CFR 240.13d-101 or 240.13d-102) with the Securities and Exchange Commission indicating beneficial ownership of more than five percent of Merck securities; or
          (iii) The independent third party has an investment in Merck that is material to the independent third party and has the ability to exercise significant influence over Merck;
          (b) Material Indirect interest in Merck. The independent third party is not independent when:

          (i) The independent third party has any material investment in an entity over which Merck has the ability to exercise significant influence; or
          (ii) The independent third party has the ability to exercise significant influence over an entity that has the ability to exercise significant influence over Merck.
          (2) The independent third party is also not independent in the following circumstances:
          (a) Investments by Merck in the independent third party. Merck has, or has agreed to acquire, any direct investment in the independent third party, such as stocks, bonds, notes, options, or other securities, or the Merck’s officers or directors are record or beneficial owners of more than 5% of the equity securities of the independent third party.
          (b) Employment relationships. The independent third party is not independent if, at any point during the professional engagement, any person sharing in the profits of the independent third party is employed by Merck.

          (c) Business relationships. The independent third party is not independent if, at any point during the professional engagement, it has any direct or material indirect business relationship with Merck, or with persons associated with Merck in a decision-making capacity, such as Merck’s officers, directors, or substantial stockholders. The relationships described in this paragraph do not include a relationship in which the independent third party provides professional services to another client or is a consumer in the ordinary course of business.
          (d) Unrelated services. The independent third party is not independent if, at any point during the professional engagement, the independent third party provides any services related to Merck’s clinical trial registry which is the subject of the review.
          (e) Contingent fees. The independent third party is not independent if, at any point during the professional engagement period, the independent third party provides any service or product to Merck for a contingent fee or a commission, or receives a contingent fee or commission from Merck.
          (f) Compensation. An independent third party is not independent of Merck if, at any point during the professional engagement, any employee of the independent third party earns or receives compensation based on the employee procuring engagements with Merck to provide any products or services other than the services related to the professional engagement.
          (D) Publicly disclose and post on Merck’s website the report of the independent third party described above.
          (E) Arrange and pay for the publication of an advertisement of at least one-half page in size disclosing the existence of the clinical trial registry and results data bank and the fact that Merck submits information to it, to be placed in three of the following five journals:
          (1) Journal of the American Medical Association
          (2) New England Journal of Medicine
          (3) Annals of Internal Medicine
          (4) Pediatrics
          (5) Journal of the American Board of Family Practice
          (F) Post the existence and location of the clinical trial registry and results data bank clearly in at least two locations on the Merck website. One location shall be on a page concerning research at Merck and the other shall be on a page concerning corporate responsibility at Merck.
          (G) Continue to submit, as soon as practicable, clinical trial results to the clinical trial registry and results data bank created by the FDAAA for all “applicable clinical trials” (as that term is used in FDAAA) of FDA-approved Merck products that were initiated after July 1, 2005, rather than the September 27, 2007 date required by FDAAA in accordance with Merck’s prior agreement with the state attorneys general (Stipulated General Judgment in State of Oregon ex rel. Hardy Myers v. Merck & Co., Inc., Case No. 08C16426 (Or. Cir. Ct., Marion Cty.), filed May 20, 2008.
     b. Merck will fill the previously-announced position of CMO, who shall be the Company’s medical spokesperson.
     i. The CMO shall have the following responsibilities:
          (A) help develop the Company’s position on product safety issues and their management;
          (B) assist and have meaningful input in establishing procedures to address product safety issues;
          (C) serve as an executive voice on product safety issues who is independent of Merck Research Laboratories;
          (D) establish and maintain relationships with public policy makers on medical and drug safety issues;

          (E) oversee the process for review and submission of promotion labeling, advertising and related materials such that those materials will be accurate, truthful and consistent with labeling;
          (F) serve as Merck’s medical ambassador;
          (G) champion the vision, mission and values of Merck as a medical and scientific company whose primary business is to discover, develop and deliver to patients medicines with well-characterized safety profiles; and
          (H) such other responsibilities and duties as the Company shall give to the CMO.
     ii. The CMO shall report directly to Merck’s Chief Executive Officer and serve on the Executive Committee. The CMO shall provide counsel to the CEO, Executive Committee and Board of Directors. As needed, but no less than semi-annually, the CMO shall report or present directly to the Board or the Research Committee of the Board regarding the areas of his or her responsibility as outlined above.
     iii. The CMO’s direct compensation (i.e., base salary, annual cash, and long-term incentive awards) shall be determined by the Benefits and Compensation Committee of the Board, which is comprised of independent directors.
     iv. The CMO shall be authorized to confer directly with the Lead Director (i.e., the outside director who is the liaison on board-wide issues between the independent members of the Board and the Chairman of the Board)

(or non-executive Chairman, if applicable) or the chairman of the Research Committee of the Board.
     v. Merck employees shall be able to direct inquiries regarding drug or patient safety issues to the CMO, and such ability shall be communicated to Merck’s employees through the Company intranet. This shall be in addition to any other avenues through which Merck employees may raise issues or concerns to appropriate personnel.
     vi. The CMO shall be provided with an annual budget, created and maintained in accordance with Company policies and practices, sufficient to fund the responsibilities set forth above and over which the CMO shall have full discretion and authority.
     c. Merck shall create two new committees to address safety issues within the Company:
     i. Merck shall create a new committee that will identify and address risks that require immediate action and that could affect the Company, its products or its customers. The CMO shall serve as chairperson of the committee, which will also include the Chief Compliance Officer, the Chief Executive Officer, the General Counsel, and such other members as the Company appoints from time to time.
     ii. Merck shall create a new product safety committee (“PSC”) that will draft and implement written procedures to monitor the safety of any drug marketed or studied by the Company. The PSC shall establish and publicize internally procedures whereby employees can communicate with the PSC regarding any drug safety issue. The PSC shall include the Head of Global Regulatory Strategy and Product Safety, Head of Clinical Risk Management and Safety Surveillance, the European Qualified Person for Pharmacovigilance, Vice President and Assistant General Counsel, Regulatory, and such other members as the Company appoints from time to time.
     iii. The CMO will serve on each of these committees.
     d. Merck agrees to make the following governance changes with respect to its Board of Directors:
     i. Merck agrees to maintain the position of Lead Director or, if applicable, non-executive Chairman, for a period of five additional years from the date of this Agreement. In addition to the existing responsibilities set forth in the Policies of the Board, the Lead Director (or, if applicable, non-executive Chairman) or chairman of the Research Committee shall confer as needed with the new CMO, as discussed above.
     ii. Prior to, during or following each meeting of Merck’s Board of Directors, the Lead Director (or non-executive Chairman, if applicable), at his or her discretion but no less than semi-annually, may meet separately with the directors outside the presence of any Merck executives who are members of Merck’s Board or who have otherwise been invited to attend any such meeting.
     iii. The members of the Compensation and Benefit Committee of Merck’s Board shall be selected solely by the independent members of the Board, and no member of such committee shall be a director or executive of any company with which Merck has a material business relationship or, in the case of a not-for-profit organization, which receives any material contributions from Merck.
     iv. The Policies of the Board shall be amended as follows, and such amendments shall be communicated to the Board and the Executive Committee at their first regularly-scheduled meetings, respectively, following the approval of this Settlement by the Court:
          (A) A new section (1)(m) shall be added to provide: “(m) be at all times in the exercise of their duties cognizant of the fact that the Company is a medical and scientific company whose primary business is to discover, develop and deliver to patients medicines with well-characterized safety profiles; shall promote and act to encourage the safety and quality of its medicine; and promote high ethical practices in the conduct of the Company’s research and the Company’s relations with the academic, scientific and medical community.”
          (B) Section (3)(d) in “Qualifications of Members” shall be amended to provide: “Must possess a judicious and critical temperament that will enable objective appraisal of management’s plans and programs.”
          (C) Section 5 regarding the “Research Committee” shall be amended to provide: “considers and makes recommendations on matters related to the Company’s strategies and operations for the research and development of pharmaceutical products and vaccines. This committee shall promote high standards of clinical ethics, and scientific integrity, with respect to the Company’s research.”
     e. Merck’s Code of Conduct shall be amended to add the following, and such amendments shall be communicated to the Board and the Executive Committee at their first regularly-scheduled meetings, respectively, following the approval of this Settlement by the Court:
     i. “Scientific and Academic Integrity. At Merck, we understand and respect the role of independent scientific and academic research and debate to medical, scientific and human progress. Accordingly, in all research endeavors that are sponsored by Merck, we will refrain from attempting to influence inappropriately the results and conclusions of such research. Clinical research at Merck shall be conducted under the direction of qualified medical and scientific personnel and according to high standards of medical and clinical ethics.”
     ii. The section on “Honest Communication” will be amended to add: “At Merck, we understand and respect the role of physicians in prescribing drugs for their patients.” and “We strive for all communications with the medical community to be accurate, truthful and consistent with labeling.”
     f. The corporate governance changes agreed to in the AG Settlement shall be maintained for the period of time set forth in the AG Settlement. In addition to the provision set forth above (see supra ¶ 74(a)(i)(G)), those provisions cover, inter alia, the following areas:
     i. Reporting of Clinical Trials (AG Settlement ¶ 3)

     ii. Advertising and Promotional Claims (Id. ¶¶ 4 & 5)
     iii. Direct-to-consumer advertising (Id. ¶¶ 8 & 9)
     iv. Representation of Study Data (Id. ¶¶ 11-13)
     v. Continuing medical education by physicians (Id. ¶ 14)
     vi. Drug Safety Monitoring Board (“DSMB”) (Id. ¶¶ 16 & 18)
     vii. Study authorship (Id. ¶¶ 19 & 20)
     75. In the Stipulation Merck and the Individual Defendants acknowledge that the pendency of the Actions and the efforts of Plaintiffs’ counsel have been integral in fashioning the Settlement and the attendant corporate governance changes. In connection with the Settlement, the Board of Directors of Merck has determined, in its business judgment, that the corporate governance changes confer a substantial benefit upon Merck, and are in the best interest of Merck and its shareholders.
     76. The Settlement calls for mutual releases of the Parties and their attorneys with respect to all Settled Claims, as defined in the Stipulation. As set forth fully in paragraphs 2, 3, and 4 of the Stipulation, the release encompasses all Settled Claims, including both known claims and Unknown claims, which arise out of or relate to the allegations asserted or that could have been asserted in the Actions, derivatively or by the Company directly, or in any other derivative action, or that arise out of or relate to the resolution of the Actions, including the Stipulation and Settlement, (i) by the Releasing Parties against the Released Parties or (ii) by the Released Parties against the Releasing Parties.
PLAINTIFFS’ COUNSEL’S POSITION CONCERNING SETTLEMENT
     77. Counsel for Plaintiffs have carefully considered and evaluated, among other things, the interests of Merck in resolving the Actions with as little disruption to the corporation’s affairs as is consistent with securing relief, the relevant legal authorities and evidence to support the claims asserted against the Individual Defendants, the likelihood of prevailing on those claims, the Individual Defendants’ respective abilities to pay any judgment, and the likely appeals and subsequent proceedings necessary if Plaintiffs were to prevail against the Individual Defendants. They have concluded that the proposed Settlement is fair, reasonable, adequate and in the overall best interests of Merck and its shareholders.
DEFENDANTS’ POSITION CONCERNING SETTLEMENT
     78. The Individual Defendants have denied and continue to deny that they have liability as a result of any or all of the allegations contained in the Actions. Merck and the Individual Defendants acknowledge that the Actions were brought derivatively on behalf of Merck. Merck acknowledges that the allegations and claims therein are asserted against the other defendants in the Actions; because the Plaintiffs have asserted claims derivatively on behalf of Merck, Merck takes no position as to the substantive allegations in the Actions. Merck and Individual Defendants are entering into the Settlement in order to eliminate the burden, distraction, expenses and uncertainty of further litigation, and to undertake structural improvements in corporate governance that benefit Merck and its shareholders.
ATTORNEYS’ FEES AND EXPENSES OF PLAINTIFFS’ COUNSEL
     79. Plaintiffs’ Counsel have not received any payment for work in connection with the prosecution of the Actions, nor been reimbursed for out-of-pocket expenses. Plaintiffs, through their counsel, participated in the settlement negotiations relating to the Actions and were a significant factor in obtaining the corporate governance changes. Plaintiffs’ counsel intends to apply to the Court for approval of an award of fees and expenses in an amount not to exceed $12,150,000. The Board has determined in its business judgment that paying reasonable attorneys’ fees and expenses to Plaintiffs’ Counsel in the Actions, as approved by the Court in an amount not to exceed $12,150,000, is in the best interests of the Company. Based on Plaintiffs’

Counsel’s representations regarding their lodestar, Merck and the Individual Defendants have agreed not to oppose such an application. The Fee and Expense Award shall be paid by Merck to Plaintiffs’ Lead Counsel in accordance with the terms of the Stipulation.
SETTLEMENT BAR ORDER
     80. If the Court grants the Order and Final Judgment proposed in the Stipulation approving the proposed Settlement and dismisses the State Action with prejudice, that order will contain a “Bar Order.” The “Bar Order” is set forth in the Stipulation, and, in summary, will bar all future claims by anyone seeking to act on behalf of, or for the benefit of, the Company against the Released Parties or Releasing Parties based upon or arising out of the allegations and claims in the Actions.
CONDITIONS TO SETTLEMENT
     81. The Stipulation contains conditions, certain of which may be waived by Merck, which must be satisfied for the parties to be required to complete the Settlement.
NOTICE OF HEARING ON PROPOSED SETTLEMENT
     82. A Final Hearing will be held on March 22, 2010, at 10 a.m. before the Honorable Carol E. Higbee in Courtroom 3D, Superior Court of New Jersey, Atlantic County Civil Courthouse, 1201 Bacharach Boulevard, Atlantic City, NJ 08401. The purpose of the Final Hearing will be to: (a) determine whether to approve the settlement of the Actions on the terms as set forth in the Stipulation; (b) determine the amount of fees and expenses to be awarded to Plaintiffs’ Counsel; and (c) rule upon any other matters that come before the Court.
     83. The Court may adjourn the Final Hearing by oral announcement at such hearing or any adjournment without further notice of any kind. The Court may approve the Settlement with or without modification, enter an Order and Final Judgment, and order the payment of the Fee and Expense Award without further notice of any kind.

THE RIGHT TO BE HEARD AT THE SETTLEMENT HEARING
     84. Any Merck shareholder may appear and show cause at the Final Hearing, if he, she or it has any reason why the Settlement of the Action embodied in the Stipulation should not be approved as fair, reasonable and adequate, or why a judgment should or should not be entered thereon, or why Plaintiffs are not entitled to their requested fees and expenses; provided however, that no Merck shareholder shall be heard or entitled to contest the approval of the proposed Settlement, or, if approved, the Order and Final Judgment to be entered hereon, unless that Merck shareholder has caused to be filed written objections, stating all supporting bases and reasons for the objection; setting forth proof of both current ownership of Merck stock and ownership of Merck stock at the time of the transaction of which the shareholder complains, as well as documentary evidence of when such stock ownership was acquired; clearly identifying any and all witnesses, documents and other evidence of any kind that are to be presented at the Final Settlement Hearing in connection with such objections; and further setting forth the substance of any testimony to be given by such witnesses, with the Clerk of the Court, addressed as follows:
CLERK OF THE COURT
Superior Court of New Jersey, Law Division
Atlantic County Civil Courthouse
1201 Bacharach Boulevard
Atlantic City, NJ 08401
on or before March 12, 2010, and has served copies of all such papers at the same time upon the following by fax, by hand or by overnight mail:

Jeffrey S. Abraham, Esq.
ABRAHAM, FRUCHTER & TWERSKY, LLP
One Penn Plaza, Suite 2805
New York, NY 10119
Lead Counsel for Plaintiffs in the State
Court Action
Peter Pearlman, Esq.
COHN LIFLAND PEARLMAN
HERRMANN & KNOPF LLP
Park 80 Plaza West-One
Saddle Brook, NJ 07663 (201)
845-9600
Co-counsel for Plaintiff in the Federal
Action
Scott W. Fisher, Esq.
GARWIN GERSTEIN & FISHER LLP
1501 Broadway, Ste. 1416
New York, NY 10019
(212) 398-0055
Co-counsel for Plaintiff in the Federal
Action
Marc M. Umeda, Esq.
ROBBINS UMEDA LLP
600 B Street, Ste. 1900
San Diego, CA 82101
(619) 525-3990
Co-counsel for Plaintiff in the Federal
Action
Karin A. DeMasi, Esq.
CRAVATH, SWAINE & MOORE LLP
825 Eighth Avenue
New York, New York 10019
Counsel for Nominal Defendant Merck
& Co., Inc. and Merck Sharp and Dohme
Corp.
Mary Eaton, Esq.
WILLKIE FARR & GALLAGHER LLP
787 Seventh Avenue
New York, NY 10019-6099
(212) 728-8000
Counsel for Outside Director Defendants
Robert N. Feltoon
CONRAD O’BRIEN PC
1040 Kings Highway North, Ste. 600
Cherry Hill, NJ 08034
(856) 309-3373
Counsel for Officer Defendants
Sung-Hee Suh
SCHULTE ROTH & ZABEL LLP
919 Third Avenue
New York, NY 10022
(212) 756-2000
Counsel for Defendant Edward M.
Scolnick
Daniel Haley
McDERMOTT WILL & EMERY LLP
28 State Street
Boston, MA 02109
(617) 535-4000
Counsel for Defendant Raymond V.
Gilmartin

Any Merck shareholder wishing to be heard at the Final Hearing is required to include a notice of intention to appear at the Final Hearing together with their written objection.
     85. Any Merck shareholder who does not make his, her or its objection in substantially the manner provided for in the preceding paragraph of this Notice shall be deemed to have waived such objection and shall forever be foreclosed from: (i) making any objections to the fairness, adequacy, or reasonableness of the Settlement or (ii) making any objections to the fairness and reasonableness of the Plaintiffs’ Counsel’s request for an award of attorneys fees and reimbursement of expenses.
FURTHER INFORMATION
     86. Further information regarding the Actions and this Notice may be obtained by writing Plaintiffs’ Counsel: Jeffrey S. Abraham, Esq., Abraham, Fruchter & Twersky, LLP, One Penn Plaza, Suite 2805, New York, NY 10119; Peter S. Pearlman, Cohn Lifland Pearlman Herrmann & Knopf LLP, Park 80 Plaza West-One, Saddle Brook, NJ 07663; or Merck Counsel: Karin A. DeMasi, Esq., Cravath Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019; or Individual Defendants’ Counsel: Mary Eaton, Esq., Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019-6099; Robert N. Feltoon, Conrad O’Brien PC, 1040 Kings Highway North, Ste. 600, Cherry Hill, NJ 08034; Sung-Hee Suh, Schulte Roth & Zabel LLP, 919 Third Avenue, New York, NY 10022; or Daniel Haley, McDermott Will & Emery LLP, 28 State Street, Boston, MA 02109.
     87. The pleadings and other records of the Actions as well as the Stipulation filed with the Court may be examined and copied at any time during regular office hours at the Office of the Clerk, Superior Court of New Jersey, Atlantic County Civil Courthouse, 1201 Bacharach

Boulevard, Atlantic City, NJ 08401. Additionally, this Notice may be examined on Merck’s website: www.merck.com.
     Please Do Not Telephone The Court or The Clerk’s Office Regarding This Notice.

Dated: February 9, 2010	BY ORDER OF THE COURT
SUPERIOR COURT OF NEW JERSEY

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